UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

RIGETTI COMPUTING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of Principal Executive Offices)	(Zip Code)

(510) 210-5550

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 2, 2025, Rigetti Computing, Inc. (the “Company”) issued a press release announcing that it had signed a Memorandum of Understanding (“MOU”) with the Centre for Development of Advanced Computing (“C-DAC”), India’s premier research and development organization of the Ministry of Electronics and Information Technology. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is hereby incorporated by reference.

The information included in Item 7.01 of this Current Report (including Exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On September 2, 2025, the Company announced that it had signed an MOU with C-DAC. Through this MOU, the Company and C-DAC intend to explore the co-development of hybrid quantum computing systems to support government laboratories and academics pursuing quantum computing research and development. The Company and C-DAC intend to collaborate on the design and development of hybrid quantum computing systems and related technologies and bring them to market. The Company and C-DAC expect to also explore use case and application workflow development leveraging hybrid computing infrastructure and participate in workforce development activities.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report include, but are not limited to, statements regarding the Company’s expectations with respect to the MOU entered into with C-DAC including the co-development and design of hybrid quantum computing systems and related technologies, the ability to bring such systems and technologies to market, the potential exploration of use case and application workflow development leveraging hybrid computing infrastructure, and anticipated workforce development activities. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding, the potential of quantum computing, the success of the Company’s partnerships and collaborations, including the strategic collaboration with Quanta, the Company’s ability to accelerate its development of multiple generations of quantum processors, the outcome of any legal proceedings that may be instituted against the Company or others, the ability to maintain relationships with customers and suppliers and attract and retain management and key employees, costs related to operating as a public company, changes in applicable laws or regulations, the possibility that the Company may be adversely affected by other economic, business, or competitive factors, the Company’s estimates of expenses and profitability, the evolution of the markets in which the Company competes, the ability of the Company to implement its strategic initiatives and expansion plans, the expected use of proceeds from the Company’s past and future financings or other capital, the sufficiency of the Company’s cash resources, unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on September 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	RIGETTI COMPUTING, INC.

	By:	/s/ Jeffrey Bertelsen
Jeffrey Bertelsen
Chief Financial Officer